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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          SEARCH CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                    [SEARCH CAPITAL GROUP, INC. LETTERHEAD]



October 31, 1996

 Notice of Adjournment of Special Meeting of Stockholders to November 15, 1996
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Dear Stockholder:

       The special meeting of stockholders of Search Capital Group, Inc. originally scheduled for October 1, 1996, and previously adjourned to October 24, 1996, has been further adjourned to reconvene at 9:00 a.m., local time, on November 15, 1996, at the offices of the Company located at 700 North Pearl Street, Dallas, Texas 75201.

       The meeting is being held to ask stockholders to approve an increase in the number of shares of Common Stock reserved for the Company's 1994 Employee Stock Option Plan, certain clarifying amendments to the terms of the Company's 9%/7% Convertible Preferred Stock, and a one-for-eight reverse stock split of the Company's Common Stock and Preferred Stock.

       The clarifying amendments to the 9%/7% convertible preferred stock and the one-for-eight reverse stock split, require approval by a supermajority of 66-2/3% of the outstanding shares of the 9%/7% Convertible Preferred Stock.

       As of October 24, 1996, proxies directing votes in favor of both those proposals had been received from holders of more than 60% of the outstanding shares of 9%/7% Convertible Preferred Stock. Holders of approximately 22% of those outstanding shares still had not voted.

       We are at a critical juncture. Proxies received for a significant majority of the outstanding shares of all classes of the Company's stock direct votes for approval of all three proposals on the meeting agenda. By extending the voting period until November 15, 1996, all stockholders, especially the holders of Search's 9%/7% convertible preferred stock, who have not voted, will have an additional opportunity to do so.

       For those of you whose proxies have not been received, enclosed you will find another proxy card. Your participation in our proxy solicitation is crucial, and we encourage you to take the time to complete and return your proxy today.

       To our shareholders who have voted, we thank you for your support and patience as we continue soliciting proxies for these proposals for which stockholders holding a majority of the Company's outstanding stock have already indicated their approval.

                                 Sincerely,


                                 /s/   George C. Evans


                                 George C. Evans
                                 Chairman, President and Chief Executive Officer